Exhibit 10.1



                   AGREEMENT AND PLAN OF MERGER

                   AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), is made and entered into as of July 18, 2006 by and among TC X Calibur, Inc., a Nevada corporation ("ACQUIRER"), TCX ACQUISITION CORP., a Nevada corporation and wholly-owned subsidiary of Acquirer ("SUB"), RE3W Worldwide Limited, a British Virgin Islands corporation organized under the laws of the British Virgin Islands ("RE3W"), and JENSON SERVICES, INC., DUANE S. JENSON, TRAVIS T. JENSON and THOMAS J. HOWELLS each a SHAREHOLDER of Acquirer and collectively the "ACQUIRER SHAREHOLDERS".

                             RECITALS

     WHEREAS, Acquirer and Sub have determined that it is in the best interests of their shareholders for Sub to merge with RE3W upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the respective Boards of Directors of Acquirer, Sub and RE3W have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368a of the Internal Revenue Code of 1986, as amended (the "CODE"); and

     WHEREAS, certain capitalized terms used in this Agreement without definition shall have the respective meanings given to them in Section 9.11.

     NOW, THEREFOR, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE I
                            THE MERGER
     1.1  THE MERGER.

          (a)  MERGER.

          Upon the terms and conditions of this Agreement, at the Effective Time (as defined herein), Sub, also referred to herein as the "Merging Corporation," shall be merged with and into RE3W (the "MERGER") in accordance with the provisions of the Nevada Revised Statutes (the "NRS") and the International Business Companies Ordinance (CAP. 291) of the British Virgin Islands(the "ACT") , the separate corporate existence of Sub shall cease and RE3W shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the Act.

          (b)  EFFECTIVE TIME.

          The Merger shall become effective upon the later of (i) the filing and acceptance of Articles of Merger with the Secretary of State of the State of Nevada (the "ARTICLES OF MERGER") in accordance with the provisions of
Section 92A.200 of the NRS; and (ii) the filing and acceptance of Articles of Merger with the British Virgin Islands ("BVI") Registrar of Corporate Affairs (the "BVI ARTICLES OF MERGER"). The date and time when the Merger shall become effective is referred to herein as the "EFFECTIVE TIME." Between the Closing (as that term is defined in Section 2.1 hereof) and the Effective Time, the Parties will give effect to the Merger and agree, individually and collectively, not to initiate or take any action contrary to this Agreement.

          (c)  MERGER EFFECTIVE.

          At the Effective Time:

               (i) RE3W shall continue its existence under the Act as the Surviving Corporation;

               (ii) the separate corporate existence of Sub shall cease;

               (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Sub shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other Encumbrances thereon, and all liabilities and obligations of Sub shall be allocated to the Surviving Corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor; and
               (iv) Each of Sub and RE3W shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Nevada the Articles of Merger, and with the BVI Registrar of Corporate Affairs the BVI Articles of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable.

          (d)  MEMORANDUM AND ARTICLES OF ASSOCIATION .

          The Memorandum and Articles of Association of RE3W, as in effect immediately prior to the Effective Time, shall be the Memorandum and Articles of Association of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          (e)  OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.

          The officers and directors of RE3W immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, and each shall hold office in accordance with the Memorandum of Association and Articles of Association of the Surviving Corporation until the earlier of his or her resignation or removal or until his or her respective successor is duly elected and qualified, as the case may be.

     1.2  CONVERSION OF SECURITIES.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquirer, Sub or RE3W or the holders of any of the following securities:

               (i) the common stock of RE3W, issued and outstanding as of the Closing (the "COMMON SHARES"), shall be converted into and represent the right to receive, and shall be exchangeable on a one for one basis for fully paid and non-assessable shares of $0.001 par value common stock of Acquirer ("ACQUIRER COMMON STOCK") comprising a portion of the merger consideration set forth in Section 1.3 hereafter (the "MERGER CONSIDERATION");

               (ii) any Series A Preferred Shares of RE3W, issued and outstanding as of the Closing (" SERIES A SHARES"), shall be converted into and represent the right to receive, and shall be exchangeable on a one for one basis for shares of Acquirer Common Stock comprising a portion of the Merger Consideration as set forth in Section 1.3 hereafter;

               (iii) any Series B Preferred Shares of RE3W, issued and outstanding as of the Closing ("SERIES B SHARES"), shall be converted into and represent the right to receive, and shall be exchangeable on a one for one basis for shares of Acquirer Common Stock comprising a portion of the Merger Consideration as set forth in Section 1.3 hereafter;

               (iv) any Series C Preferred Shares of RE3W issued and outstanding as of the Closing ("SERIES C SHARES"), shall be converted into and represent the right to receive, and shall be exchangeable on a one for one basis for shares of Acquirer Common Stock comprising a portion of the Merger Consideration as set forth in Section 1.3 hereafter;

               (v) any Series D Preferred Shares of RE3W, issued and outstanding as of the Closing ("SERIES D SHARES"), shall be converted into and represent the right to receive, and shall be exchangeable on a one for one basis for shares of Acquirer Common Stock comprising a portion of the Merger Consideration as set forth in Section 1.3 hereafter;

               (vi) the Series E Preferred Shares of RE3W, issued and outstanding as of the Closing ("SERIES E SHARES"), shall be converted into and represent the right to receive, and shall be exchangeable on a one for one basis for fully paid and non-assessable shares of $0.01 Series A Convertible Preferred Stock of Acquirer ("ACQUIRER PREFERRED STOCK") comprising a portion of the Merger Consideration as set forth in Section 1.3 hereafter;

               (vii) each share of common stock, $1.00 par value per share, of Sub, issued and outstanding as of the Closing, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

               (viii) each share of capital stock of RE3W, which term includes collectively any Common Shares, Series A Shares, Series B Shares, Series C Shares and Series D Shares(the "RE3W CAPITAL STOCK") held in treasury, as of the Effective Time, shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

               (ix) each share of RE3W Capital Stock and each Series E
Share outstanding as of the Effective Time (other than Dissenting Shares), by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. From and after the Effective Time, the holders of shares of RE3W Capital Stock and the Series E Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law

          (b)  TRANSFER; DELIVERY OF CERTIFICATES AFTER EFFECTIVE TIME.

               (i) From and after the Effective Time, there shall be no transfers on the stock transfer books of RE3W of shares of RE3W Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of RE3W Capital Stock that were outstanding immediately prior to the Effective Time, shall be delivered to RE3W, they shall be canceled by the RE3W registered agent and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement. Certificates for Series A Shares, Series B Shares, Series C Shares and Series D Shares that were converted to Common Shares prior to the Closing shall be cancelled and the holders shall cease to have any rights therein except to receive the portion of the Merger Consideration designated in Section 1.2(a)(i). No delivery of certificates for Series E Shares shall be required to be made by any holder thereof as a requirement to receive certificates for Acquirer Preferred Stock; and in the absence of certificates for Series E Shares, RE3W may deliver script which will entitle the holders to the portion of the Merger Consideration referred to in Section 1.2(a)(vi).

               (ii) As soon as practicable after the Effective Time, RE3W shall send to each Person who shall have been, at the Effective Time, a holder of record of certificates which represented outstanding RE3W Capital Stock (the "Certificates"), which shares were converted into the right to receive Acquirer Common Stock pursuant to Section 1.2(a) (a "Holder"), a letter of transmittal which shall specify that the contemplated transaction between the parties hereto has occurred and that such Person is entitled to shares of Acquirer Common Stock. Such letter shall also contain instructions for use in obtaining the certificates representing the Acquirer Common Stock. Upon providing Acquirer with such letter of transmittal duly executed and such other documents as Acquirer may reasonably require, such Holder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Acquirer Common Stock into which the applicable portion of RE3W Capital Stock shall have been converted at the Effective Time. Until Acquirer receives the documents and information as contemplated by this Section 1.2(b), each holder of RE3W Capital Stock shall be deemed to have only the right to receive the number of shares of Acquirer Common Stock into which their RE3W Capital Stock shall have been converted. If any certificate representing Acquirer Common Stock is to be issued to any Person other than the Holder, it shall be a condition to such exchange that such Person either (i) shall pay to Acquirer any transfer or other taxes required as a result of the issuance of such certificates of Acquirer Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of Acquirer that such tax has been paid or is not applicable.

               (iii) RE3W and Acquirer shall each seek an exemption for the exchanges described in Section 1.2(a) if available, and if not, shall mutually undertake any and all required action to comply with any notification or registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT").

          (c) CONVERSION OF OUTSTANDING WARRANTS. As of the date of this Agreement, as set forth on Schedule 1.3(b), there are currently outstanding warrants to purchase an aggregate of 160,000 RE3W Common Shares that were issued to holders of RE3W Bridge Notes, as defined below, (collectively, the "BRIDGE WARRANTS"). At the Effective Time, holders of the Bridge Warrants (the "BRIDGE WARRANT HOLDERS") shall be entitled to receive, in exchange therefor, warrants (the "ACQUIRER WARRANTS") to purchase an equal number of shares of Acquirer Common Stock, substantially on the terms of the form of the warrant attached hereto as Exhibit 1.2(c)(i). Prior to the Closing, RE3W will issue and deliver up to 1,200,000 warrants, (each warrant entitling the holder thereof to purchase one Common Share and, further, each such warrant, together with five Series E Shares, comprise one Unit from among the 1,200,000 Units offered by RE3W in an Offering which is described in Section 4.1(d) hereof (the "SERIES E WARRANTS")). At the Effective Time, holders of the Series E Warrants shall be entitled to receive, in exchange therefor, warrants (the "SERIES A ACQUIRER WARRANTS") to purchase an equal number of shares of Acquirer Common Stock, substantially on the terms of the form of warrant attached hereto as Exhibit 1.2(c)(ii). Immediately prior to the Effective Time, each Bridge Warrant Holder shall surrender to Acquirer for cancellation all certificates or agreements evidencing a Bridge Warrant and receive in exchange therefor the Acquirer Warrants. Immediately prior to the Effective Time, each Series E Warrant Holder will surrender to Acquirer for cancellation any certificates or script that evidence a Series E Warrant for cancellation and deliver to Acquirer a duly executed stock assignment that assigns all rights of the Series E Warrant Holder to Acquirer and receive in exchange therefor the Series A Acquirer Warrants.

          (d) CONVERSION OF OUTSTANDING OPTIONS. As of the date of this Agreement, as set forth on Schedule 1.3(b), there are currently outstanding options to purchase an aggregate of 510,000 Common Shares (collectively, the "RE3W OPTIONS"). At the Effective Time, holders of the RE3W Options (the "RE3W OPTION HOLDERS") shall be entitled to receive, in exchange therefor, options (the "ACQUIRER OPTIONS") to purchase shares of Acquirer Common Stock, substantially on the terms of the Form of Option attached hereto as Exhibit 1.2(d). Immediately prior to the Effective Time, each RE3W Option Holder shall surrender to Acquirer for cancellation all certificates or agreements evidencing a RE3W Option and receive in exchange therefor the Acquirer Options.

          (e) CONVERSION OF BRIDGE LOAN NOTES. As of the date of this Agreement, as set forth on Schedule 1.3(b), there are currently outstanding Bridge Loan Notes that are convertible into Common Shares (collectively, the "RE3W BRIDGE NOTES"). At the Effective Time, holders of the RE3W Bridge Notes (the "RE3W NOTE HOLDERS") shall be entitled to receive, in exchange therefor, (the "ACQUIRER BRIDGE NOTES"); together with the Acquirer Common Stock, Acquirer Series A Shares, Acquirer Warrants, Acquirer Series A Warrants and Acquirer Options (collectively the "ACQUIRER SECURITIES"). The Acquirer Bridge Notes shall be convertible into shares of Acquirer Common Stock, substantially on the terms of the Form of RE3W Bridge Notes attached hereto as Exhibit 1.2(e). Immediately prior to the Effective Time, each RE3W Note Holder shall assign and deliver to Acquirer all RE3W Bridge Notes and receive in exchange therefor the Acquirer Bridge Notes.

          (f) DISSENTERS RIGHTS. Notwithstanding any provision of this Agreement to the contrary, shares of RE3W Capital Stock that are outstanding immediately prior to the Effective Time and which are held of record by stockholders who have not voted in favor of the Merger or consented thereto in writing and have demanded properly in writing appraisal for such shares in accordance with Article 83 of the Act (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration set forth in Section 1.3. Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of the Act, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under applicable provisions of the Act, shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Acquirer Common Stock specified in Section 1.2(a), without any interest thereon, upon surrender, in the manner provided in Section 1.2(b). RE3W shall give Acquirer (i) prompt notice of any demands for appraisal received by RE3W, withdrawals of such demands, and any other instruments served pursuant to the Act and received by RE3W and (ii) the opportunity to direct and control all negotiations and proceedings with respect to demands for appraisal under the Act. RE3W shall not, except with the prior written consent of Acquirer, offer to settle any such appraisal demands

     1.3  MERGER CONSIDERATION.

          (a) Subject to the provisions of Section 1.4 hereafter, the Merger Consideration, consisting of the total purchase price payable to the holders of one hundred percent (100%) of the outstanding RE3W Capital Stock and the Series E Shares (collectively, the "RE3W SHAREHOLDERS") in connection with the acquisition of RE3W by the Merger, shall consist of newly issued shares of Acquirer Common Stock; provided, however, that the holders of Series E Shares shall receive Merger Consideration in the form of Acquirer Preferred Stock as provided in Section 1.2(a)(vi).

          (b) The Merger Consideration shall be allocated at Closing among the RE3W Shareholders in the proportion of their share ownership of the outstanding shares of RE3W Capital Stock and Series E Shares at the Effective Time as set forth on Schedule 1.3(b). It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

          (c) The Acquirer Common Stock and Acquirer Preferred Stock to be delivered at the Effective Time shall be fully paid and non-assessable and shall be free and clear of all liens, levies and Encumbrances except that such shares shall be "restricted securities" as this term is defined in the Securities Act.

     1.4  ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.

          Each of Acquirer, RE3W and Sub shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the laws of the BVI and the NRS as promptly as possible, including, without limitation, the filing of Articles of Merger in Nevada and in the BVI consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

                            ARTICLE II
                           THE CLOSING

     2.1  CLOSING DATE.

          Subject to satisfaction or waiver of all conditions precedent set forth in Article VI of this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Stephan, Oringher, Richman, Theodora & Miller P.C., at 10:00 a.m., local time on the second Business Day after which (i) all appropriate Acquirer, Sub and RE3W corporate action has been taken in accordance with Article III of this Agreement, (ii) each of Acquirer, Sub, RE3W and the Acquirer Shareholders are prepared to effect and complete the closing transactions under Section 2.2 and (iii) the last of the conditions precedent set forth in Article VI of this Agreement is fulfilled or waived or at such other time, date and place as the Parties may mutually agree. The foregoing notwithstanding, the Parties will use their best efforts to effectuate the Closing not later than August 31, 2006. Anything in this
Article II to the contrary notwithstanding, deliveries of the Merger Consideration at the Closing will not be effective until the Effective Time.

     2.2  CLOSING TRANSACTIONS.

          At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a)  RE3W DELIVERIES

               RE3W shall deliver, or cause to be delivered, to Acquirer and Sub, the following documents and shall take the following actions:

               (i) Certificates, if any, representing all of the issued and outstanding shares of RE3W Capital Stock, or in lieu thereof, documents of assignment thereof in form and content reasonably satisfactory to Acquirer;

               (ii) Certificates or script, if any, representing all of the Units (or the Series E Shares and Series E Warrants separately) or in lieu thereof, documents of assignment in form and content reasonably satisfactory to Acquirer ;

               (iii) The form of the Letter of Transmittal that RE3W intends to deliver to each Holder pursuant to Section 1.2(b)(ii), attached as
Exhibit 2.2(a)(iii) hereto.

               (iv) The Bridge Warrants and any certificates or agreements evidencing the Bridge Warrants for cancellation in accordance with Section 1.2(c) hereof;

               (v) The RE3W Options and any certificates or agreements evidencing the RE3W Options for cancellation in accordance with Section 1.2(d) hereof;

               (vi) The RE3W Bridge Notes and any certificates or agreements evidencing the RE3W Bridge Notes for cancellation in accordance with Section 1.2(e) hereof;

               (vii) A certificate executed by an authorized officer of RE3W to the effect that all representations and warranties made by RE3W in this Agreement are true and correct on and as of the Closing, as though originally given to Acquirer and Sub on said date;

               (viii) An incumbency certificate signed by all of the officers of RE3W dated at or about the Closing;

               (ix) Copy of RE3W's Memorandum and Articles of Association, as amended, in effect as of the Closing, certified by the Registered Agent of RE3W shall be delivered by RE3W (the "Memorandum and Articles");

               (x) Board resolution dated at or about the Closing authorizing the transactions contemplated by this Agreement (as defined in Section 3.1(a) certified by the Secretary of RE3W;

               (xi) Certificate of the Secretary of RE3W to the effect that this Agreement and the Merger has been approved by written consent of holders of the requisite number of RE3W's Capital Stock; and

               (xii) Certificate of the Secretary of RE3W to the effect that (x) the Private Placement has closed, and (y) the Series E Shares the Series E Warrants comprising the Units have been issued.

          (b)  ACQUIRER DELIVERIES

          Acquirer will deliver, or shall cause to be delivered, to RE3W, the RE3W Warrant Holders, the RE3W Option Holders and the RE3W Shareholders, as applicable, the following documents and shall take the following actions:

               (i) Acquirer shall deliver or shall cause to be delivered to the RE3W Shareholders certificates evidencing shares of Acquirer Common Stock and certificates evidencing shares of Acquirer Preferred Stock in payment of the Merger Consideration in accordance with Section 1.3(b) and as set forth in Schedule 3.1;

               (ii) Acquirer shall deliver to the holders of outstanding shares of capital stock of RE3W, Inc., pro rata, in proportion to their respective ownership of said corporation's outstanding shares (the "Contributed Shares"), 12,000 fully paid and non-assessable shares of Acquirer's Common Stock in consideration for the contribution of the Contributed Shares pursuant to the terms of a Contribution Agreement among said RE3W, Inc. shareholders and Acquirer;

               (iii) Acquirer shall deliver or cause to be delivered to the Bridge Warrant Holders and the Series E Warrant Holders, the Acquirer Warrants and the Series A Acquirer Warrants, respectively in accordance with
Section 1.2(c) and as set forth in Schedule 3.1 in the forms attached as Exhibits 1.2(c)(iii)(a) and 1.2(c)(iii)(b), respectively;

               (iv) Acquirer shall deliver or cause to be delivered to the RE3W Option Holders, the Acquirer Options in accordance with Section 1.2(d) in the form attached as Exhibit 1.2(d);

               (v) Acquirer shall deliver or cause to be delivered to the RE3W Bridge Note Holders, the Acquirer Bridge Notes in accordance with Section 1.2(e);

               (vi) A certificate executed by an authorized officer of Acquirer to the effect that all representations and warranties of Acquirer under this Agreement are true and correct as of the Closing, as though originally given to RE3W on said date;

               (vii) A certificate executed by an authorized officer of Sub to the effect that all representations and warranties of Sub under this Agreement are true and correct as of the Closing, as though originally given to RE3W and the RE3W Shareholders on said date;

               (viii) A certificate of good standing from the Secretary of State of the State of Nevada dated at or about the Closing that Acquirer is in good standing under the laws of said state;

               (ix) A certificate of good standing from the Secretary of State of the State of Nevada dated at or about the Closing that Sub is in good standing under the laws of said state;

               (x) An incumbency certificate signed by all of the officers of Acquirer dated at or about the Closing;

               (xi) An incumbency certificate signed by all of the officers of Sub dated at or about the Closing;

               (xii) An Amended and Restated Articles of Incorporation of Acquirer in the form of Exhibit 2.2(b)(xii)(a) hereto, certified by the Secretary of State of the State of Nevada at or about the Closing Date (the "Restated Articles") and a copy of the Restated Bylaws of Acquirer in the form of Exhibit 2.2(b)(xii)(b), certified by the Secretary of Acquirer dated at or about the Closing;

               (xiii) A certificate of the Secretary of Acquirer to the effect that the Restated Bylaws of Acquirer in the form of Exhibit 2.2(b)(xii)(b) were approved by Acquirer's Board and the holders of a majority of Acquirer's outstanding shares of Common Stock;

               (xiv) Certificate of Incorporation of Sub certified by the Secretary of State of the State of Nevada at or about the Closing Date and a copy of the Bylaws of Sub certified by the Secretary of Sub dated at or about the Closing;

               (xv) Board resolution of Acquirer dated at or about the Closing authorizing the transactions contemplated by this Agreement certified by the Secretary of Acquirer;

               (xvi) Board and shareholder resolutions of Sub dated at or about the Closing authorizing the transactions contemplated by this Agreement certified by the Secretary of Sub;

               (xvii) A Certificate of the Secretary of Acquirer to the effect that the Board and the holders of a majority of Acquirer's outstanding shares of Common Stock have approved a 2006 Stock Option Plan in the form set forth in Exhibit 2.2(b)(xvii) hereto; and

               (xviii)   A Certificate of the Secretary of Acquirer to the
effect that Acquirer has assumed the obligations of RE3W under all registration rights agreements entered into by RE3W at or prior to the Closing Date.

          (c)  ACQUIRER SHAREHOLDER ACTIONS AND DELIVERIES.

          The Acquirer Shareholders shall take the following action:

               (i) Certain of the Acquirer Shareholders shall deliver to RE3W an Indemnification Agreement in the form of Exhibit 2.2(c)(i) hereto;

               (ii) deliver to Acquirer and RE3W the Lock-Up/Leak-Out Agreement in the form of Exhibit 5.4(c); and

               (iii) execute and deliver to RE3W or to Acquirer for delivery to RE3W all consents and certificates required by Section 3.2 hereof.

          (d)  ADDITIONAL ACTIONS AND DELIVERIES.

          Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.

                           ARTICLE III
                     CERTAIN CORPORATE ACTION

     3.1  RE3W CORPORATE ACTION; RE3W SHAREHOLDER CONSENT.

          (a) On or before the Closing, holders representing more than 50% of the votes of the outstanding RE3W Capital Stock (including the affirmative vote or written consent of the holders of a majority of the Series A Shares, Series B Shares, Series C Shares and Series D Shares (collectively the "RE3W Preferred Stock") voting as a class) and a majority of the Series E Shares, voting as a separate class, will have approved this Agreement and the Merger by vote or written consent in the manner provided under the Act and the Amended Memorandum and Articles.

          (b) RE3W shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

     3.2  ACQUIRER AND SUB CORPORATE ACTION; ACQUIRER SHAREHOLDER CONSENT.

          (a) Prior to the Closing, holders representing more than 50% of the outstanding Common Stock of Acquirer will have approved, separately or together, (i) the Restated Articles and Acquirer shall have filed same with the office of the Secretary of State of Nevada, (ii) the Restated Bylaws of Acquirer and (iii) the 2006 Stock Option Plan in the form of Exhibit 2.2(b)(xvii).

          (b) Acquirer, as the holder of all of Sub's outstanding shares of capital stock, will have voted said shares in favor of the Merger.

          (c) Acquirer and Sub shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

                            ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES

     4.1  REPRESENTATIONS AND WARRANTIES OF RE3W.

          As a material inducement to Acquirer and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, RE3W hereby makes the following representations and warranties to Acquirer and Sub. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

          (a)  CORPORATE EXISTENCE AND POWER.

               (i) RE3W is a corporation duly incorporated, validly existing and in good standing under the laws of the BVI, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. RE3W is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Memorandum of Association and the Articles of Association of RE3W, in effect as of the date of this Agreement, are attached hereto together as Schedule 4.1(a) and are made a part hereof.

               (ii) RE3W has a wholly owned subsidiary in Bermuda, RE3W, Ltd., which is operated solely for purposes of maintaining its principal executive office in Bermuda (the "SUBSIDIARY"). RE3W owns no interest in any other entity.

          (b)  DUE AUTHORIZATION AND REQUISITE APPROVALS.

               (i) This Agreement has been duly authorized, executed and delivered by RE3W and constitutes a valid and binding agreement of RE3W enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of RE3W required under applicable law, its Amended Memorandum and its Amended Articles in order to consummate the Merger will have occurred.

               (ii) The Board of Directors of RE3W has approved the execution of this Agreement and the consummation of the Merger and all other transactions contemplated hereby. At the Closing, the RE3W Shareholders will have approved the execution of this Agreement and the consummation of the Merger and all other transactions contemplated hereby in the manner set forth in Section 3.1(a).

          (c)  NO CONTRAVENTION.

          The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in any violation of any provision of the Memorandum and Articles, and when effective, the Amended Memorandum and Amended Articles; or
(ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to RE3W or any of its properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("ENCUMBRANCE") of RE3W, except such as is not reasonably likely to have a Material Adverse Effect or prevent RE3W from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to RE3W in connection with the execution and delivery of this Agreement by RE3W or the consummation by RE3W of the transactions contemplated hereby, except the filing of the BVI Articles of Merger.

          (d)  PRIVATE PLACEMENT MEMORANDUM

          The information set forth on the pages in a Confidential Private Placement Memorandum dated June 21, 2006 (the "PPM") that correspond to each of the captions in the Table of Contents of the PPM, is true and correct in all material respects as stated therein. When amended after the date hereof by a supplement, the information on the pages in the supplemented PPM that correspond to each of the captions in the Table of Contents therein, shall be true and correct in all material respects as stated therein. The supplemented PPM will be provided to prospective investors in an exempt offering of Units by RE3W (the "OFFERING"). A true and correct copy of the PPM is attached as
Schedule 4.1(d) hereto. Upon completion of the supplemented PPM, a true and correct copy thereof will be attached to supplement Schedule 4.1(d).

          (e)  CAPITALIZATION AND SHARE OWNERSHIP.

          The authorized capitalization of RE3W is as set forth in the PPM. Except as set forth in the PPM or on Schedule 1.3(b), there are outstanding
(i) no shares of capital stock or other voting securities of RE3W, (ii) no securities of RE3W convertible into or exchangeable for shares of capital stock or voting securities of RE3W and (iii) no options, warrants or other rights to acquire from RE3W, the RE3W Shareholders, or any other Person, and no obligation of RE3W to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RE3W, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of RE3W. Prior to the Closing, RE3W expects to issue between 640,000 Units and a maximum of 1,200,000 Units (each Unit consisting of five Series E Shares and one Series E Warrant) to Accredited Investors who purchase Units in the Offering. The Series E Shares and Series E Warrants, when issued and delivered, will be as described in the PPM. The RE3W Capital Stock to be surrendered in the Merger will be owned of record and beneficially by the shareholders identified on Schedule 1.3(b), free and clear of any Encumbrances or Rights. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

          (f)  GAAP FINANCIAL STATEMENTS.

          The financial statements that are set forth as Exhibit A to the PPM (the "Financial Statements") have been prepared from, and are in accordance with, the books and records of RE3W, comply in all material respects with applicable accounting requirements, have been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") throughout the periods reported upon and fairly present in all material respects the financial position of RE3W and Subsidiary as of the dates thereof and the results of operations and cash flows of RE3W and Subsidiary for the periods then ended.

          (g)  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Except as and to the extent set forth on the Financial Statements and elsewhere in the PPM, to the extent contained in this Agreement, or as set forth on Schedule 4.1(g), between March 31, 2006 (the date of the most recent Financial Statements) and the Closing, there will not be (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of RE3W; (ii) any entry by RE3W into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by RE3W in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of RE3W Capital Stock, or any direct or indirect redemption, purchase or any other type of acquisition by RE3W, or any direct or indirect redemption, purchase or any other type of acquisition by RE3W of any shares of its capital stock or any other securities for an aggregate sum not in excess of $10,000; (v) any agreement by RE3W, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of RE3W, other than in the ordinary course of business and consistent with past practice and not in excess of $25,000 in the aggregate; or (vii) any execution of any agreement with any Person who serves as an executive officer of RE3W providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by RE3W or RE3W, Inc., to any officer or key employee, or any material increase in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of RE3W or RE3W, Inc. Since the date of the Financial Statements, there has not been and there is not threatened, any change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance or which would constitute a Material Adverse Event.

          (h)  INVESTMENT INTENT.

          The Acquirer Securities to be issued in exchange for the RE3W Capital Stock, the Series E Shares, the Series E Warrants, the Bridge Warrants and the Bridge Notes (collectively the "RE3W SECURITIES") pursuant to this Agreement are not being registered under the Securities Act on the basis of the statutory exemption provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, relating to transactions not involving a public offering. To the Knowledge of RE3W fewer than 35 holders of RE3W Securities are not Accredited Investors.

          (i)  INVESTMENT BANKING FEES.

          Except as set forth in the PPM, there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by RE3W to act on its or their behalf, who might be entitled to any fee or commission from RE3W, Acquirer, Sub or any of their respective affiliates upon consummation of this Merger.

          (j)  STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING.

          Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by RE3W to Acquirer or Sub in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. Except to the extent set forth in the PPM, there is no fact known to RE3W which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of RE3W or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto or disclosed by RE3W to the Acquirer prior to the execution of this Agreement.

     4.2  REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND SUB.

          As a material inducement to RE3W to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquirer and Sub, hereby jointly and severally, make the following representations and warranties:

          (a)  CORPORATE EXISTENCE AND POWER.

               (i) Acquirer is duly organized, validly existing and in good standing under the laws of Nevada, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Acquirer is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

               (ii) Sub is the only subsidiary of Acquirer. Sub is duly organized, validly existing and in good standing under the laws of Nevada, with the corporate power and authority to own and operate its businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Sub is duly qualified as a foreign company or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws, or similar organizational documents, of Sub, as amended to date, are attached hereto as Schedule 4.2(a)(ii) and are made a part hereof.

          (b)  DUE AUTHORIZATION.

          This Agreement, and as of the Closing the other agreements described herein to which Acquirer or Sub is a party, has been, or as of the Closing will be, duly authorized, executed and delivered by Acquirer or Sub, as applicable, and constitutes, or as of the Closing will constitute, a valid and binding agreement of Acquirer or Sub, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquirer and Sub required under applicable law in order to consummate the Merger will have occurred.

          (c)  NO CONTRAVENTION.

          The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Acquirer or Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the Articles of Incorporation or Bylaws of Acquirer or Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer or Sub or their properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquirer or Sub, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquirer or Sub from consummating the transactions contemplated by this Agreement. Except as set forth in Schedule 4.2(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquirer or Sub in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except the filing of the Articles of Merger.

          (d)  CAPITALIZATION.

               (i) The authorized capital stock of Acquirer consists of 50,000,000 shares of common stock, $.001 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $0.001 par value per share. The outstanding capital stock of the Acquirer consists solely of 2,213,623 shares of Common Stock. No shares of preferred stock have been issued or are outstanding. All shares of capital stock of Acquirer outstanding have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights. Except as provided in this Section 4.2(d)(i), there are currently outstanding (A) no shares of capital stock or other voting securities of Acquirer, (B) no securities of Acquirer convertible into or exchangeable for shares of capital stock or voting securities of Acquirer and
(C) no options, warrants or other rights to acquire shares of capital stock from Acquirer or any other Person, and no obligation of Acquirer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquirer, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of Acquirer. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities. Prior to the Closing, Acquirer will approve and recommend that the holders of a majority of the outstanding shares of Common Stock consent to the adoption of a 2006 Stock Option Plan the be effective upon consummation of the Merger.

               (ii) The authorized capital stock of Sub consists solely of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding and owned of record and beneficially by Acquirer. The outstanding shares of Sub have been duly authorized and validly issued, and are fully paid and non-assessable and free of preemptive rights.

          (e)  SEC REPORTS AND FINANCIAL STATEMENTS.

          Acquirer has filed with the SEC, and has heretofore made available to RE3W true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act, including the Form 10-KSB Annual Report for the fiscal year ended December 31, 2005, as filed with the SEC on March 23, 2006 (as such documents have been amended since the time of their filing, collectively, the "Acquirer SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Acquirer SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the financial statements included in the Acquirer SEC Documents have been prepared from, and are in accordance with, the books and records of Acquirer, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial positions and the results of operations and cash flows of Acquirer as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

          (f)  ASSETS.

          Acquirer does not own or have any leasehold interest in any real property. Acquirer has good and marketable title to or the legal right to use, and holds free and clear of all Encumbrances, all of the assets reflected in the most recent financial statements contained in the Acquirer SEC Documents, except for those sold or otherwise disposed of since the date of such financial statements in the ordinary course of business consistent with past practice and not in violation of this Agreement. On the Closing Date, Acquirer will have no assets and no liabilities of any kind, whether direct or contingent.

          (g)  LITIGATION.

          There is no action, suit, investigation or proceeding (or, to the Knowledge of Acquirer or Sub any basis therefor) pending against, or to the Knowledge of Acquirer or Sub threatened, against or affecting Acquirer, Sub or any of their respective properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquirer or Sub, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

          (h)  TAXES.

          Acquirer and Sub have timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by them or on behalf of them, and each such tax return was complete and accurate in all material respects, and each of Acquirer and Sub have timely paid (or have had paid on their behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to Acquirer's Knowledge, against Acquirer or any subsidiary or with respect to any assets, except for asserted deficiencies that either (i) have been resolved and paid in full or
(ii) are being contested in good faith. There are no material liens for Taxes upon the assets of Acquirer or Sub.

          (i)  COMPLIANCE WITH LAWS.

          To the Knowledge of Acquirer and Sub, neither Acquirer nor Sub is in violation of, nor has either Acquirer or Sub violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony.

          (j)  ENVIRONMENTAL MATTERS.

          Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, Acquirer (i) has obtained all applicable permits, licenses and other authorizations that are required to be obtained under all applicable Environmental Laws by Acquirer in connection with its business; (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws in connection with its business; (iii) has not received notice of any part or present violations of Environmental Laws in connection with its business, or of any spill, release, event, incident, condition or action or failure to act in connection with its business that is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any action against Acquirer based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any hazardous material by any Person in connection with Acquirer's business; and (iv) has taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by Acquirer thereunder in connection with its business.

          (k)  INSURANCE.

          Acquirer does not maintain any insurance covering its assets, business, equipment, properties, operations, employees, officers, directors and managers.

          (l)  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Except as set forth on Schedule 4.2(l) or as otherwise contemplated by this Agreement, since the date of the most recent financial statements contained in the Acquirer SEC Documents (i) there has been no change or development in, or effect on, Acquirer that has or could reasonably be expected to have a Material Adverse Effect, (ii) Acquirer has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business,
(iii) Acquirer has not paid any dividends or distributed any of its assets to any of its shareholders, (iv) Acquirer has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) Acquirer has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and (vi) Acquirer has not entered into any agreement to take any action described in clauses (i) through (v) above.

          (m)  ADVISORY FEES.

          There is no investment banker, broker, finder or other advisor which has been retained by, or is authorized by Acquirer or Sub to act on its or their behalf, who might be entitled to any fee or commission from RE3W, Acquirer, Sub or any of their respective Affiliates upon consummation of this Merger.

          (n)  STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING.

          Neither this Agreement, including all exhibits and schedules and other closing documents, nor any document filed with the SEC pursuant to Acquirer's reporting obligations under the Exchange Act, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquirer or Sub to RE3W in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquirer or Sub taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquirer or Sub taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquirer or Sub taken as a whole or of any of their respective properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                            ARTICLE V
                    AGREEMENTS OF THE PARTIES

     5.1  ACCESS TO INFORMATION.

          At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

     5.2  CONFIDENTIALITY; NO SOLICITATION.

          (a)  CONFIDENTIALITY OF RE3W-RELATED INFORMATION.

          With respect to information concerning RE3W that is made available to Acquirer pursuant to the terms of this Agreement, Acquirer and Sub agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions contemplated in this Agreement and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, Affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquirer or Sub of the confidential nature of such information and directed by Acquirer or Sub in writing to treat such information confidentially). Acquirer shall not reverse engineer, decompile or disassemble the object code of any of RE3W's software applications. If this Agreement is terminated pursuant to the provisions of Section 8, Acquirer or Sub shall immediately return all such information, all copies thereof and all information prepared by Acquirer or Sub based upon the same. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquirer or Sub from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquirer, Sub or any party who received the same through Acquirer or Sub, provided that Acquirer or Sub have no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquirer or Sub; or (iv) is disclosed with the express prior written consent thereto of RE3W. Acquirer and Sub shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this Section 5.2(a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (b)  CONFIDENTIALITY OF ACQUIRER-RELATED INFORMATION.

          With respect to information concerning Acquirer that is made available to RE3W pursuant to the provisions of this Agreement, RE3W agrees that it will hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, Affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by RE3W of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, RE3W agrees to return immediately all such information, all copies thereof and all information prepared by it based upon the same. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by RE3W from a third party entitled to disclose it; (ii) becomes known publicly other than through RE3W or any party who received the same through RE3W, provided that RE3W has no Knowledge that the disclosing party was subject to an obligation of confidentiality;
(iii) is required by law or court order to be disclosed by RE3W; or (iv) is disclosed with the express prior written consent thereto of Acquirer. RE3W agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (c)  NONDISCLOSURE.

          Neither RE3W, nor Acquirer or Sub shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other parties before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, Affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any Person whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

          (d)  NO SOLICITATION.

          In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquirer and RE3W in connection with the transactions contemplated by this Agreement, neither RE3W or any of its Affiliates on the one hand nor Acquirer, Sub or Acquirer Shareholders on the other hand, will, prior to the Closing directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person or entity relating to any acquisition or purchase of assets of or any equity interest in the other party or any Affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving the other party or its Affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other Person or entity any information with respect to the business, properties or assets of the other party or its Affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek a Transaction Proposal.

     5.3  INTERIM OPERATIONS.

          During the period from the date of this Agreement and continuing until the Closing:

          (a)  INTERIM OPERATIONS OF RE3W.

          RE3W agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquirer shall otherwise consent in writing) that:

               (i) ORDINARY COURSE. RE3W shall carry on its business in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them;

               (ii) DIVIDENDS; CHANGES IN STOCK. Except for the issuance of Units pursuant to the Offering, RE3W shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (c) redeem, repurchase or otherwise acquire any shares of RE3W Capital Stock or (d) otherwise change its capitalization, except as provided herein.

               (iii) GOVERNING DOCUMENTS. RE3W shall adopt the Amended Memorandum Articles and the same shall be in effect, without further amendment as of the Closing.

               (iv) NO DISPOSITIONS. RE3W shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $25,000 in value of such assets.

               (v) INDEBTEDNESS. RE3W shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice or as otherwise set forth in Schedule 1.3(b).

               (vi) RE3W, INC. TRANSACTIONS. RE3W will use its reasonable best efforts to assist RE3W, Inc. in obtaining the cancellation of all outstanding options to purchase shares of RE3W, Inc. capital stock and in securing the participation of the holders of all of RE3W, Inc. outstanding capital stock to become parties to the Contribution Agreement;

               (vii) EXECUTIVE COMPENSATION. RE3W shall not request or suggest to RE3W, Inc., that it grant any increase in compensation or in severance or termination pay to, or enter into any new employment agreement with, any executive officer who is serving both companies.

               (viii) ACQUISITIONS. RE3W shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

               (ix) TAX ELECTIONS. RE3W shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

               (x) WAIVERS AND RELEASES. RE3W shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any material agreement of RE3W other than in the ordinary course of business and consistent with past practice.

               (xi) OTHER ACTIONS. Except for entering into an agreement with RE3W. Inc., for the latter to provide an array of services for RE3W, RE3W shall not enter into any agreement or arrangement to do any of the foregoing. RE3W shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of RE3W set forth in this Agreement becoming untrue in any material respect.

          (b)  INTERIM OPERATIONS OF ACQUIRER AND SUB.

          Acquirer and Sub agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that RE3W shall otherwise consent) that:

               (i) ORDINARY COURSE. Acquirer and Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement.

               (ii) DIVIDENDS; CHANGES IN STOCK. Except as contemplated hereby or disclosed herein, neither Acquirer nor Sub shall (and neither shall propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

               (iii) ISSUANCE OF SECURITIES. Except as contemplated by this Agreement, Acquirer shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

               (iv) GOVERNING DOCUMENTS. Except as required to authorize the Restated Articles, the Restated Bylaws and issuance of up to 6,000,000 shares of Series A Preferred Stock as described in the PPM, Acquirer and Sub shall not amend their charter documents.

               (v) NO DISPOSITIONS. Acquirer and Sub shall not sell, lease, pledge, Encumber or otherwise dispose of or agree to sell, lease, pledge, Encumber or otherwise dispose of, any material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $5,000 in value of such assets.

               (vi) INDEBTEDNESS. Except as contemplated by this Agreement, Acquirer and Sub shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $5,000.

               (vii) EXECUTIVE COMPENSATION. Acquirer and Sub shall not grant to any executive officer any increase in compensation or in severance or termination pay from the arrangements that were in effect on December 31, 2005 and set forth in the SEC Documents, or enter into any employment agreement with any executive officer.

               (viii) ACQUISITIONS. Except as set forth in subsection (ix) below, Acquirer and Sub shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

               (ix) CONTRIBUTION AGREEMENT. Acquirer will enter into the Contribution Agreement with each registered holder of RE3W, Inc. capital stock (the "Contributed Shares") and at the Closing will issue and exchange shares of Acquirer Common Stock for the Contributed Shares as provided in the Contribution Agreement.

               (x) TAX ELECTIONS. Acquirer and Sub shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

               (xi) WAIVERS AND RELEASES. Acquirer and Sub shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any material agreement of either or both other than in the ordinary course of business and consistent with past practice.

               (xii) REGISTRATION RIGHTS. Acquirer will enter into a registration rights agreement with the Acquirer Shareholders who execute and deliver the Lock-Up/Leak-Out Agreement referenced in Section 5.4(c) to be effective for shares of common stock they own following the Effective Time.

               (xiii) OTHER ACTIONS. Acquirer and Sub shall not enter into any agreement or arrangement to do any of the foregoing and shall not take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

     5.4  ACQUIRER SHAREHOLDERS.

          (a)  ACTIONS BY ACQUIRER SHAREHOLDERS.

          Acquirer Shareholders shall vote their shares in for approval of
(a) the Restated Articles as provided in Section 3.2(a) hereof, (b) the Restated Bylaws as provided in Section 3.2(a) hereof, (c) the adoption of a 2006 Stock Option Plan as provided in Section 3.2(a) hereof and (d) any other matter under this Agreement that RE3W and Acquirer mutually agree should be or is required to be approved by the shareholders of Acquirer. Acquirer Shareholders will not offer to sell, sell, agree to sell, grant an option to purchase, or purchase any shares of Common Stock of Acquirer between the date of this Agreement and the public announcement of this Agreement by Acquirer, and then only in compliance with applicable state and federal securities regulations.

          (b)  INDEMNIFICATION AGREEMENT.

          Jenson Services, Inc., Travis T. Jenson and Thomas J. Howells shall enter into an Indemnification Agreement with RE3W substantially in the form of Exhibit 2.2(c)(i).

          (c)  LOCK UP/LEAK OUT AGREEMENTS.

          The Acquirer Shareholders will enter into Lock Up/Leak Out Agreements with Acquirer and RE3W in the form of Exhibit 5.4(c) hereto, to be effective at the Effective Time

     5.5  ALL REASONABLE EFFORTS.

          Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

     5.6  PUBLIC ANNOUNCEMENTS.

          Acquirer, Sub and RE3W shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Acquirer, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.

     5.7  NOTIFICATION OF CERTAIN MATTERS.

          RE3W shall give prompt notice to Acquirer, and Acquirer and Sub shall give prompt notice to RE3W, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of their respective representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to RE3W, at or prior to the Closing, and, as to Acquirer or Sub, as of the Closing and (b) any material failure of RE3W, on the one hand, or Acquirer and Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

     5.8  EXPENSES.

          All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     5.9  REVERSE STOCK SPLIT.

          RE3W agrees that it will not approve or support any action or proposal for a reverse split of Acquirer's outstanding common stock for a period of one year following the Closing.

     5.10 RESERVED.

     5.11 ISSUANCE OF SERIES A PREFERRED STOCK.

          On or before the Closing, Acquirer shall take all necessary action to authorize the creation and issuance of not more than 6,000,000 shares of Series A Preferred Stock to be issued to the holders of RE3W's Series E Shares on a one for one basis.

     5.12 PROHIBITION ON TRADING IN ACQUIRER SECURITIES.

          RE3W acknowledges that the United States securities laws prohibit any Person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquirer, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Acquirer. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, RE3W shall not purchase or sell any securities of the Acquirer, or communicate such information to any other Person. No Affiliate of RE3W will acquire any securities of Acquirer other than pursuant to this Agreement until after the Effective Time.

     5.13 BOARD OF DIRECTORS.

          On or before the Closing, Acquirer's incumbent directors will appoint Richard N. Frost and Rowland W. Day II as directors to fill existing vacancies on Acquirer's Board. At the Closing Acquirer shall obtain letters of resignation from Travis T. Jenson, Thomas J. Howells and Harold T. Jenson constituting all of Acquirer's incumbent directors, and take all necessary corporate action at the Closing, pursuant to the Restated Bylaws, to appoint Bruce K. Akins, Stephen Hopkins and Parker S. Kennedy (the "RE3W DESIGNEES") to serve as the directors of Acquirer, to be effective at the Effective Time.

     5.14 ACKNOWLEDGMENT OF APPROVALS.

          By virtue of their respective signatures to this Agreement, Acquirer, Sub and RE3W acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.

     5.15 CLOSING FINANCIAL STATEMENTS.

          Prior to Closing, RE3W will deliver the Financial Statements to Acquirer in a form that will comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     5.16 FORM 8-K; OTHER FILINGS.

          As promptly as practicable after the date of this Agreement, Acquirer will prepare its current report on SEC Form 8-K (the "Form 8-K") relating to the execution of this Agreement and any other matters required to be disclosed therein. Following the Closing, Acquirer will, with RE3W's cooperation, prepare and file a Form 8-K to be dated as of the Effective Time and any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). RE3W will promptly review the Other Filings and confirm the accuracy of all matters contained therein that are based on written disclosures made by RE3W. After obtaining consent of Acquirer and RE3W, Acquirer will file the Form 8-K on the date of the Effective Time. After the Effective Time, Acquirer will timely file all reports with the SEC, the stock
exchange or trading system on which the Acquirer's    shares are listed or
quoted and such other governmental agencies as may require the filing of Other Filings.

     5.17 NOTICES FROM GOVERNMENTAL AGENCIES.

          Acquirer will notify RE3W promptly upon the receipt of any communication from the SEC or its staff or any other government officials regarding the transactions contemplated by this Agreement and will provide RE3W with copies of all correspondence between Acquirer or any of Acquirer's representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the transactions contemplated hereby. In addition, subject to applicable laws relating to the exchange of information, each Party will promptly furnish to the other Parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its Affiliates, from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

     5.18 PRODUCTION OF SCHEDULES AND EXHIBITS.

          Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement at or within a reasonable time after the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder prior to the execution of this Agreement, unless otherwise provided herein, all such Schedules and Exhibits shall be produced by such party not later than three (3) Business Days prior to the Closing. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits which were produced upon execution of this Agreement.

                            ARTICLE VI
             CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1  CONDITIONS TO OBLIGATIONS OF RE3W.

          The obligations of RE3W to consummate the Merger and the other transactions contemplated to be consummated by them at the Closing are subject to the satisfaction (or waiver by RE3W) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (a) The representations and warranties of Acquirer and Sub set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

          (b) Acquirer shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement;

          (c) The Merger shall have been approved by RE3W's directors and by its shareholders as provided in its Articles and in accordance with the Act;

          (d) The Merger shall have been approved by Sub in accordance with the provisions of the NRS. The Board of Directors of Sub and Acquirer shall have approved the execution of this Agreement and the Merger thereby;

          (e) Holders of a majority of Acquirer's outstanding shares (including the Acquirer Shareholders) shall have approved i) the 2006 Stock Option Plan in the form of Exhibit 2.2(b)(xvii), ii) the Restated Articles in the form of Exhibit 2.2(b)(xii)(a), iii) the Restated Bylaws of Acquirer in the form of Exhibit 2.2(b)(xii)(b), and iv) a Certificate of Designations of Rights, Preferences and Privileges of Acquirer's Series A Preferred Stock in the form of Exhibit 6.1(d) hereto;

          (f) Contributed Shares representing all of the outstanding shares of capital stock of RE3W, Inc., shall have been delivered to Acquirer by the holders thereof pursuant to the Contribution Agreement, endorsed for transfer to Acquirer and Acquirer has prepared for issuance and delivery to the contributing holders at the Closing shares of Acquirer's Common Stock in the amounts provided for in the Contribution Agreement;

          (g) A minimum of 640,000 Units shall have been sold to Accredited Investors through the Offering and proceeds from such sales shall be available to RE3W upon Closing;

          (h) There shall be delivered to RE3W an officer's certificate of Acquirer to the effect that all of the representations and warranties of Acquirer set forth herein are true and correct in all material respects as of the Closing, and the Acquirer has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing;

          (i) All of the Persons who Acquirer designated to sign and deliver a Lock-Up/Leak-Out Agreement with Acquirer and RE3W shall have entered into said agreement;

          (j) There shall be delivered to RE3W an officer's certificate of Sub to the effect that all of the representations and warranties of Sub set forth herein are true and complete in all material respects as of the Closing, and Sub has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing;

          (k) Acquirer, Sub or the Acquirer Shareholders shall have fulfilled all of their respective obligations hereunder;

          (l) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured; and

          (m) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     6.2  CONDITIONS TO ACQUIRER'S AND SUB'S OBLIGATIONS.

          The obligations of Acquirer and Sub to consummate the Merger and the other transactions contemplated to be consummated by them at the Closing are subject to the satisfaction (or waiver by Acquirer and Sub) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (a) The representations and warranties of RE3W set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

          (b) RE3W shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement;

          (c) There shall be delivered to Acquirer an officer's certificate of RE3W to the effect that all of the representations and warranties of RE3W set forth herein are true and correct in all material respects as of the Closing, and that RE3W has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing;

          (d) The Board of Directors of RE3W shall have approved the Merger in accordance with the BVI laws;

          (e) RE3W shall have secured approval of the Merger from the holders of a majority of the Common Shares, the RE3W Preferred Stock and the Series E Shares, each voting as a separate class, by vote or by written consent;

          (f) A minimum of 640,000 Units shall have been sold to Accredited Investors through the Offering and proceeds from such sales shall be available to RE3W upon Closing;

          (g) All deliveries that are required to be made by RE3W and the holders of RE3W Securities pursuant to Section 1.2 of this Agreement have been made, as required;

          (h)  RE3W shall have fulfilled all of its obligations hereunder;

          (i) All director, lender, lessor, additional shareholder, and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured; and

          (j) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                           ARTICLE VII
                         INDEMNIFICATION

     7.1  INDEMNIFICATION BY THE ACQUIRER AND RE3W.

          From and after the Closing Date, each of the Acquirer and RE3W shall indemnify and hold harmless each other and their respective officers, directors and shareholders (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by RE3W or Acquirer (individually and on behalf of the Sub) at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by RE3W or Acquirer (individually or on behalf of the Sub), and (iii) any misrepresentation made by RE3W or Acquirer (individually or on behalf of the Sub), in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by RE3W or the Acquirer (individually or on behalf of the Sub) pursuant hereto or in connection with the Merger.

     7.2  INDEMNIFICATION PROCEDURES FOR THIRD-PARTY CLAIM.

          (a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, an Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the other party (the "Indemnifying Party"), specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 7.2(b) hereof, no failure or delay by an Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party is entitled to indemnification hereunder.

          (b) If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 7.2(a) hereof is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen
(15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel. If the Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) All Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

          (d) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations under this Article VII in respect of a valid claim for indemnification hereunder in cash within ninety
(90) days after the date on which Notice of Claim is given.

     7.3  INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS.

          In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VII and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to arbitration pursuant to Section 9.9.

     7.4  LIMITATIONS ON INDEMNIFICATION.

          No claim for indemnification under this Article VII shall be asserted by, and no liability for such indemnification shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VII from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

     7.5  EXCLUSIVE REMEDY.

          The indemnification provisions of this Article VII shall be the exclusive remedy following the Closing with respect to breaches thereof by an Indemnifying Party and shall be limited as provided in Section 9.2. The obligations of the parties set forth in this Article VII shall be conditioned upon the Closing having occurred.

                           ARTICLE VIII
                           TERMINATION

     8.1  TERMINATION.

          This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

          (a)   by mutual written consent of Acquirer, Sub and RE3W;

          (b)  by any of Acquirer, Sub or RE3W:

               (i) if the Closing shall not have occurred on or before September 30, 2006, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

               (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

          (c) by RE3W if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of RE3W to comply with its respective obligations under this Agreement) and RE3W has not waived such conditions on or before the Closing; or

          (d)  by Acquirer if any of the conditions specified in Section
6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquirer or Sub to comply with their respective obligations under this Agreement) and Acquirer or Sub has not waived such condition on or before the Closing.

     8.2  NOTICE AND EFFECT OF TERMINATION.

          In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or shareholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Sections 5.2, 5.6 and 5.8, shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party, including the Acquirer Shareholders, from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1(a).

     8.3  EXTENSION; WAIVER.

          Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.4  AMENDMENT AND MODIFICATION.

          This Agreement may be amended by written agreement of Acquirer, Sub and RE3W and the Acquirer Shareholders.

                            ARTICLE IX
                          MISCELLANEOUS

     9.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES.

          All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of twelve months from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, the representations and warranties set forth in Sections 4.1(a),
(b), (d), (e), (g), (i) and (l) and Sections 4.2(a), (b), (d), (e) and (g) and
all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing without such applicable limitation. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

          The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, each of Acquirer and RE3W shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Acquirer or RE3W, as the case may be, for such breach or other failure to perform such party's obligations under this Agreement.

     9.2  LIMITATIONS ON LIABILITY

          No party to this agreement shall be liable to any other party for breach of its respective representations and warranties in Article 4, unless and until the aggregate amount of all claims exceeds $25,000 (the
"Deductible"), and then only to the extent of amounts in excess of the Deductible. Further, in no event shall any party's liability for breach of its respective representations and warranties in Article 4 exceed $100,000.

     9.3  NOTICES.

          All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second Business Day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     IF TO RE3W:              RE3W WORLDWIDE LIMITED
                              C/o RE3W, Inc.
                              201 E. Sandpointe Avenue, Suite 320
                              Santa Ana, CA, 92707
                              Telephone:  (714) 565-7370
                              Facsimile:  (714) 565-7373

     WITH A COPY TO:          Dale S. Miller, Esq.
                              Jack Goldman, Esq.
                              Stephan, Oringher, Richman,
                                 Theodora & Miller P.C.
                              2029 Century Park East, 6th Floor
                              Los Angeles, CA  90067
                              Telephone: (310) 557-2009
                              Facsimile: (310) 551-0283

     IF TO ACQUIRER OR SUB:   TC X Calibur, Inc.
                              4685 S. Highland Drive, Suite 202
                              Salt Lake City, Utah 84117
                              Attention: Travis T. Jenson, President
                              Telephone:  (801) 278-9424
                              Facsimile:  (801) 278-9290

     WITH A COPY TO:          Leonard W. Burningham, Esq.
                              455 East 500 South Street, Suite 205
                              Salt Lake City, Utah 84111
                              Facsimile: (801) 355-7126

     9.4  AGREEMENT; ASSIGNMENT.

          This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

     9.5  BINDING EFFECT; BENEFIT.

          This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.6  HEADINGS.

          The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7  COUNTERPARTS.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     9.8  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that the NRS shall apply to the internal corporate governance of the Acquirer and Sub and that the Act shall apply to the internal corporate governance of RE3W, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The Merger shall be effective as provided by the laws of the British Virgin Islands.

     9.9  ARBITRATION.

          If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Los Angeles, California. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

     9.10 SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.11 CERTAIN DEFINITIONS.

          As used herein:

          (a) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

          (b) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Philadelphia, Pennsylvania;

          (c) "ENCUMBRANCES" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future;

          (d) "ENVIRONMENTAL LAW" shall mean any applicable statute, rule, regulation, law, bylaw, ordinance or directive of any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof, dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety;

          (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

          (f) "KNOWLEDGE" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

               (i) such individual is actually aware of such fact or other matter; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

               (ii) A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

          (g) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

          (h) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

          (i) "RIGHTS" shall mean any and all outstanding subscriptions, warrants, options, voting agreements, voting trusts, proxies, or other arrangements or commitments obligating or which may obligate a Person to dispose of or vote any shares;

          (j) "SOFTWARE" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations;

          (k) "TAXES" shall mean all taxes (whether U.S. federal, state, local or non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

     IN WITNESS WHEREOF, Acquirer, Sub, RE3W and the Acquirer Shareholders have caused this Agreement to be signed individually or by their respective officers hereunto duly authorized, all as of the date first written above.

ACQUIRER:                                 TC X Calibur, Inc.,
                                          a Nevada corporation


                                          By: /s/ Travis Jenson
                                              -----------------
                                              Name: Travis Jenson
                                              Its: President


SUB:                                      TCX Acquisition Corp.,
                                          a Nevada corporation and wholly-
                                          owned subsidiary of Acquirer


                                          By: /s/ Travis Jenson
                                              -----------------
                                              Name: Travis Jenson
                                              Its: President

RE3W:                                     RE3W Worldwide Limited,
                                          a British Virgin Islands



                                          By: /s/ Richard M. Frost
                                              --------------------
                                              Name Richard M. Frost

ACQUIRER SHAREHOLDERS:                    Jenson Services, Inc.


                                          By: /s/ Travis Jenson
                                              -----------------
                                              Name: Travis Jenson
                                              Its: President


                                              /s/ Duane S. Jenson
                                              -------------------
                                              Duane S. Jenson


                                             /s/ Travis T. Jenson
                                             --------------------
                                             Travis T. Jenson


                                             /s/ Thomas J. Howells
                                             ---------------------
                                             Thomas J. Howells

          The following exhibits and schedules to the Agreement and Plan of Merger have been omitted:

     Exhibit                                 Description

                    [To Be Completed]

                    [This needs to be completed]



          Schedule            Schedule Description
          --------            --------------------

             1
             2                  Blank
             3                  RE3W Security Holders
             4                  Articles of Association and Bylaws of RE3W
             5                  Consents
             6                  RE3W Financial Statements
             20                 Absence of Certain Changes or Events
             21                 Certificate of Incorporation and Bylaws of Sub
             22                 Issuances of Securities
             23

The Company agrees to furnish supplementally a copy of the foregoing omitted exhibits and schedules to the Securities and Exchange Commission upon request.

                        TABLE OF CONTENTS
                                                                          Page
ARTICLE I   THE MERGER                                                       1
     1.1    THE MERGER                                                       1
     1.2    CONVERSION OF SECURITIES                                         3
     1.3    MERGER CONSIDERATION                                             6
     1.4    ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION    6
ARTICLE II  THE CLOSING                                                      7
     2.1    CLOSING DATE                                                     7
     2.2    CLOSING TRANSACTIONS                                             7
ARTICLE III CERTAIN CORPORATE ACTION                                        11
     3.1    RE3W CORPORATE ACTION; RE3W SHAREHOLDER CONSENT                 11
     3.2    ACQUIRER AND SUB CORPORATE ACTION; ACQUIRER SHAREHOLDER CONSENT 11
ARTICLE IV  REPRESENTATIONS AND WARRANTIES                                  11
     4.1    REPRESENTATIONS AND WARRANTIES OF RE3W                          11
     4.2    REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND SUB              15
ARTICLE V   AGREEMENTS OF THE PARTIES                                       19
     5.1    ACCESS TO INFORMATION                                           19
     5.2    CONFIDENTIALITY; NO SOLICITATION                                19
     5.3    INTERIM OPERATIONS                                              21
     5.4    ACQUIRER SHAREHOLDERS                                           24
     5.5    ALL REASONABLE EFFORTS                                          25
     5.6    PUBLIC ANNOUNCEMENTS                                            25
     5.7    NOTIFICATION OF CERTAIN MATTERS                                 25
     5.8    EXPENSES                                                        26
     5.9    REVERSE STOCK SPLIT                                             26
     5.10   RESERVED                                                        26
     5.11   ISSUANCE OF SERIES A PREFERRED STOCK                            26
     5.12   PROHIBITION ON TRADING IN ACQUIRER SECURITIES                   26
     5.13   BOARD OF DIRECTORS                                              26
     5.14   ACKNOWLEDGMENT OF APPROVALS                                     26
     5.15   CLOSING FINANCIAL STATEMENTS                                    27
     5.16   FORM 8-K; OTHER FILINGS                                         27
     5.17   NOTICES FROM GOVERNMENTAL AGENCIES                              27
     5.18   PRODUCTION OF SCHEDULES AND EXHIBITS                            27
ARTICLE VI  CONDITIONS TO CONSUMMATION OF THE MERGER                        28
     6.1    CONDITIONS TO OBLIGATIONS OF RE3W                               28
     6.2    CONDITIONS TO ACQUIRER'S AND SUB'S OBLIGATIONS                  30
ARTICLE VII INDEMNIFICATION                                                 31
     7.1    INDEMNIFICATION BY THE ACQUIRER AND RE3W                        31
     7.2    INDEMNIFICATION PROCEDURES FOR THIRD-PARTY CLAIM                32
     7.3    INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS           33
     7.4    LIMITATIONS ON INDEMNIFICATION                                  33
     7.5    EXCLUSIVE REMEDY                                                34
ARTICLE VIII TERMINATION                                                    34
     8.1    TERMINATION                                                     34
     8.2    NOTICE AND EFFECT OF TERMINATION                                34
     8.3    EXTENSION; WAIVER                                               35
     8.4    AMENDMENT AND MODIFICATION                                      35
ARTICLE IX  MISCELLANEOUS                                                   35
     9.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES            35
     9.2    LIMITATIONS ON LIABILITY                                        36
     9.3    NOTICES                                                         36
     9.4    AGREEMENT; ASSIGNMENT                                           37
     9.5    BINDING EFFECT; BENEFIT                                         37
     9.6    HEADINGS                                                        37
     9.7    COUNTERPARTS                                                    37
     9.8    GOVERNING LAW                                                   37
     9.9    ARBITRATION                                                     38
     9.10   SEVERABILITY                                                    38
     9.11   CERTAIN DEFINITIONS                                             38